UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

January 19, 2010 (January 19, 2010)
Date of Report (Date of earliest event reported)

TETRAGENEX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-134987	22-3781895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

560 SYLVAN AVENUE, 3RD FLOOR
ENGLEWOOD CLIFFS, NJ 07632
 (Address of principal executive offices and Zip Code)

(201) 408-5335
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Item 1.01             Entry into a Material Definitive Agreement

As previously disclosed by Tetragenex Pharmaceuticals, Inc. (the “Company”), in the Company’s Form 10-Q for the quarter ended September  30, 2009, filed with the Securities and Exchange Commission on November 16, 2009, on October 25, 2004, the Company issued promissory notes (the “KBC Notes”) with an aggregate face value of $2,600,000 to KBC Bank N.V. and certain of its affiliates (collectively, “KBC”). The KBC Notes are convertible into common shares at $5 per share at the discretion of KBC. The KBC Notes are secured by Company’s patents which were issued prior to October 25, 2004.  On April 23, 2009, the Company was required to repay the KBC Notes plus accrued interest of $249,407 (the “Sum”) to KBC.   The Company did not remit the Sum to KBC on April 23, 2009, and as a result is in default pursuant to Section 5(b) of the KBC Notes (“Default”).  The KBC Notes are currently accruing default interest of 7% per annum. The Company is seeking to negotiate with KBC.

On January 19, the company completed a settlement agreement and mutual release with KBC Bank NV as administrative agent.  In exchange for the consideration of $50,000, KBC has released its interest in the KBC Collateral as well as any interest in the Secured Claim or any unsecured claim it may have.  KBC will execute any and all documents that may be reasonably necessary to release its claims in the KBC Collateral.  This includes amongst others to execute a document releasing the UCC on all Tetragenex patents and the return of the original note documentation. Tetragenex has completed payment in good form

The foregoing summary of the Settlement Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Settlement Agreement, dated January 11, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRAGENX PHARMACEUTICALS, INC.

/s/ Martin F. Schacker
Martin F. Schacker
Co-Chief Executive Officer

Date: January 20, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Settlement Agreement, dated January 11, 2010